FOR IMMEDIATE RELEASE

For more information, contact:

Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

Extreme Networks Reports Third Quarter Fiscal Year 2014 Financial Results
GAAP Revenue: $141.8 million & non-GAAP Revenue: $143.7 million
GAAP EPS: Loss of $0.26 & Non-GAAP EPS: $0.02
Announces Transition of CFO

SAN JOSE, Calif., May 6, 2014 -- Extreme Networks, Inc. (Nasdaq: EXTR) today released financial results for the third quarter of fiscal year 2014, ended March 31, 2014. GAAP revenue was $141.8 million and non-GAAP revenue was $143.7 million. GAAP net loss for the third fiscal quarter was $25.1 million, or $0.26 per share, and non-GAAP net income of $1.6 million, or $0.02 per diluted share. This is the first quarter that Extreme Networks is reporting full quarter results which include the Enterasys acquisition.
“Revenues of the combined Company grew three percent on a pro forma basis when compared to the prior year, with growth across all four sales regions. During the quarter we also had a number of product introductions including the release of our 802.11ac wireless products and our 100GbE blade for the Black Diamond BDX8. Net Sight 6.0 was also released bringing network control and visibility, long enjoyed by the Enterasys installed base, to Extreme products. We also expanded our relationship with the NFL announcing that Extreme Networks was selected as the Official Wi-Fi Analytics Provider of the NFL. During the quarter we also signed an agreement with the Tennessee Titans to provide Wi-Fi infrastructure at LP Stadium,” said Chuck Berger, president and CEO of Extreme Networks.
Berger added, “The integration efforts following the acquisition of Enterasys continue ahead of plan with the next major milestone, combining our ERP onto a single platform, on target to occur early in the first fiscal quarter of 2015. Once completed, we will be able to truly operate as a single Company and realize further cost synergies from the acquisition.”

Fiscal Q3 2014 Financial Metrics:

	Third Quarter
	(in millions, except per share amounts and percentages)
	(unaudited)
	2014	2013	Change
GAAP Net Revenue
Product	$109.9	$54.1	$55.8	103%
Service	$31.9	$14.1	$17.8	126%
Total Net Revenue	$141.8	$68.2	$73.6	108%
Gross Margin	50%	56%	(6)%
Operating Margin/Loss	(17)%	(3)%	(14)%
Net Income	$(25.1)	$(2.2)	$(22.9)
Earnings per diluted share	$(0.26)	$(0.02)	$(0.24)

Non-GAAP Net Revenue
Product	$109.9	$54.1	$55.8	103%
Service	$33.8	$14.1	$19.7	140%
Total Net Revenue	$143.7	$68.2	$75.5	111%
Gross Margin	55%	56%	(1)%
Operating Margin	2%	5%	(3)%
Net Income	$1.6	$3.3	$(1.7)
Earnings per diluted share	$0.02	$0.04	$(0.02)

•	Non-GAAP Revenue of $143.7 million increased three percent compared to $139.5 million from the pro forma combined company year over year.

•	Non-GAAP Gross margin for Q3 was 55.3%, a decrease of 1 percentage point from the prior quarter.

•	Cash and investments ended the quarter at $106.1 million, as compared to $112.0 million from the prior quarter

•	Accounts receivable balance ending Q3 was $94.2 million, flat with the prior quarter, with non-GAAP days sales outstanding (DSO) of 59, an increase of 1 day from the prior quarter.

•	Inventory ending Q3 was $63.1 million, flat with the prior quarter and represents 104 non-GAAP days of inventory (DOI), an increase of 16 days from the prior quarter.

Recent Business Highlights:

•	Won the 2014 Gold Stevie Award for Contact Service Center of the Year.

•
Unveiled new high performance enterprise wireless solutions featuring wireless 802.11ac, and new BlackDiamond® X8 100GbE IO modules for the data center. Both products are now generally available and have begun shipping.

•
Released NetSight 6.0 Centralized management and is Extreme Networks primary network management software solution providing automated provisioning leading to rapid problem identification and resolution across the entire network.

•
Purview, an application analytics application intelligence gathering tool at Layer 7 directly enables rapid decisions for better business outcomes and was selected as a finalist for Best of Interop 2014 Awards.

•	IdentiFi™ Wireless LAN Wins Network Computing Magazine's Wireless Product of the Year.

Business Outlook:
For its fourth quarter of fiscal 2014 ending June 30, 2014, the Company is targeting GAAP revenue in a range of $143 million to $148 million with non-GAAP revenue in a range of $145 million to $150 million. GAAP gross margin is targeted at 50% and non-GAAP gross margin targeted at 55%. Operating expenses are targeted to be between $89 million and $92 million on a GAAP basis and $76 million to $78 million on a non-GAAP basis. GAAP net loss is targeted to be between $16 million to $19 million, or $0.16 to $0.20 per diluted share. Non-GAAP net income is targeted in a range of $2 million to $4 million, or $0.02 to $0.04 per diluted share. The GAAP and non-GAAP net income targets are based on an estimated 96 million and 100 million average outstanding shares respectively. Targeted non-GAAP earnings exclude expenses related to stock-based compensation expense, the amortization of acquired intangibles, acquisition and integration related expenses, restructuring expenses and the purchase accounting value related to deferred service revenue.

CFO Transition
Extreme Networks today also announced that John Kurtzweil, the company`s chief financial officer, will transition his duties and become a special assistant to the CEO beginning June 2, 2014 and will stay with the company until the end of September 2014 to ensure a seamless transition of his responsibilities. Kurtzweil has served as the company`s CFO since 2012.

The Company also announced that Ken Arola is joining Extreme Networks as senior vice president and CFO, effective June 2, 2014.
Ken Arola brings more than 25 years of finance experience to Extreme Networks and most recently served as chief financial officer of Align Technology (Nasdaq: ALGN), where he was awarded Bay Area CFO of the Year in 2012. Mr. Arola has broad financial experience in medical device and technology companies. Prior to joining Align, he spent 14 years at Adaptec. Mr. Arola holds an MBA degree from Santa Clara University and a Bachelor of Science from the University of the Pacific.
"I am very pleased that Ken will be joining the team. He is an experienced CFO, a seasoned leader, and has a solid track record to build on the great work we have done to take Extreme Networks to the next level," said Chuck Berger, CEO of Extreme Networks. "With his extensive experience, Ken will hit the ground running and I expect him to contribute immediately to our continued progress.
"I want to thank John for his many contributions to Extreme Networks including his leadership around completing the acquisition of Enterasys Networks and effecting two significant restructurings. He is leaving the Company on a much stronger basis than when he joined, and he has been a key contributor that helped position us for further revenue growth and margin expansion well into the future,” continued Berger.
"Working at Extreme Networks has been an extraordinary experience and I feel privileged to have been able to contribute to the Company`s turnaround." said Kurtzweil. "I know I am leaving the Company in good hands and on solid footing with a remarkable team of professionals that will continue to build on Extreme Networks’ achievements."

Conference Call:
Extreme Networks will host a conference call at 5:00 p.m. Eastern (2:00 p.m. Pacific) today to review the highlights of the third fiscal quarter 2014 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet at http://investor.extremenetworks.com and a replay of the call will be available on the website through May 12th, 2014. The conference call may also be heard by dialing 1-877-303-9826 (international callers' dial 1-224-357-2194). Supplemental financial information to be discussed during the conference call will be posted in the Investor Relations section of the Company's website www.extremenetworks.com including the non-GAAP reconciliation attached to this press release. "The encore recording can be accessed by dialing (855) 859-2056 /or international 1 (404) 537-3406; Conference ID #: 27181675"

About Extreme Networks:
Extreme Networks, Inc. (NASDAQ: EXTR) is setting a new standard for superior customer experience by delivering network-powered innovation and marketing leading service and support. Extreme Networks delivers high-performance switching and routing products for data center and core-to-edge networks, wired/wireless LAN access, and unified network management and control. Its award-winning solutions include software-defined networking (SDN), cloud and high-density Wi-Fi, BYOD and enterprise mobility, identity access management and security. Extreme Networks is headquartered in San Jose, CA and has more than 12,000 customers in over 80 countries. For more information, visit the Company's website at http://www.extremenetworks.com.

Non-GAAP Financial Measures:
Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement its consolidated financial statements presented in accordance with GAAP, the Company is also providing with this press release non-GAAP net income/(loss) and non-GAAP operating income/(loss). In preparing non-GAAP information, the company has excluded, where applicable, the impact of acquisition and integration costs, purchase accounting adjustments, amortization of acquired intangibles, restructuring charges, share-based compensation, gain on sale of facilities and litigation settlements. The company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the company and the company's marketplace performance. In particular, management finds it useful to exclude these items in order to more readily correlate the company's operating activities with the company's ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating the Company’s historical performance and in planning its future business activities. Please note that the company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the company presents should be considered in conjunction with, and not as a substitute for, the company’s financial information presented in accordance with GAAP. The Company has provided a non-GAAP reconciliation of the Condensed Consolidated Statement of Operations for the periods presented in this release, which are adjusted to exclude acquisition and integration costs, purchase accounting adjustments, amortization of acquired intangibles, restructuring charges, share-based compensation expense and gain on sale of facilities for these periods. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the company's ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward Looking Statements:

Actual results, including with respect to the Company’s financial targets and general business prospects, could differ materially due to a number of factors, including the risks that:

•	The Company may not achieve targeted revenues for the Company's products and services given increasing price competition and product technology developments in key network switching equipment markets;

•
The Company may be unable to effectively integrate the businesses of Extreme Networks and Enterasys Networks, both in terms of customer acceptance of combined product lines as well as the need to align the Company’s cost structure to meet the company’s financial goals, including controlling expenses, and meet financial covenants as part of the Company’s debt financing used to acquire Enterasys Networks;

•	The Company may not accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as it experiences wide fluctuations in supply and demand;

•
The Company is dependent on third parties to manufacture its products and any potential production delays could preclude the Company from shipping sufficient quantities to meet customer orders or could result in higher production costs and lower margins;

•
Ongoing uncertainty in global economic conditions, infrastructure development or customer demand could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments;

•	The Company’s may be unable to complete development and commercialization of products under development, such as its pipeline of new network switches and related software

•	The Company may be adversely affected by ongoing litigation.

More information about potential factors that could affect the Company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Extreme Networks disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2014	June 30, 2013

ASSETS
Current assets:
Cash and cash equivalents	$71,355	$95,803
Short-term investments	34,700	43,034
Accounts receivable, net of allowances of $2,150 at March 31, 2014 and $1,252 at June 30, 2013	94,187	47,642
Inventories	63,142	16,167
Deferred income taxes	846	386
Prepaid expenses and other current assets	16,552	5,749
Total current assets	280,782	208,781
Property and equipment, net	47,209	23,644
Marketable securities	—	66,776
Intangible assets, net	97,205	4,243
Goodwill	64,537	—
Other assets	18,061	7,980
Total assets	$507,794	$311,424
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$28,875	$—
Accounts payable	36,138	27,163
Accrued compensation and benefits	25,483	13,503
Restructuring liabilities	537	1,466
Accrued warranty	7,825	3,296
Deferred revenue, net	71,183	33,184
Deferred distributors revenue, net of cost of sales to distributors	24,217	17,388
Other accrued liabilities	26,326	16,502
Total current liabilities	220,584	112,502
Deferred revenue, less current portion	19,667	8,270
Long-term debt, less current portion	93,500	—
Other long-term liabilities	8,506	1,507
Commitments and contingencies
Stockholders’ equity	165,537	189,145
Total liabilities and stockholders’ equity	$507,794	$311,424

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2014	March 31, 2013	March 31, 2014	March 31, 2013
Net revenues:
Product	$109,891	$54,072	$290,001	$175,450
Service	31,871	14,131	74,260	44,431
Total net revenues	141,762	68,203	364,261	219,881
Cost of revenues:
Product	58,703	25,206	153,112	85,059
Service	12,204	5,060	26,742	16,171
Total cost of revenues	70,907	30,266	179,854	101,230
Gross profit:
Product	51,188	28,866	136,889	90,391
Service	19,667	9,071	47,518	28,260
Total gross profit	70,855	37,937	184,407	118,651
Operating expenses:
Research and development	24,265	9,381	53,098	30,954
Sales and marketing	44,703	20,644	108,033	64,764
General and administrative	11,278	6,288	29,401	18,292
Acquisition and integration costs	6,443	—	18,826	—
Restructuring (credit) charge, net of reversals	(6)	1,076	499	6,242
Amortization of intangibles	7,666	—	11,444	—
Litigation settlement (income) expense	(100)	2,450	(100)	2,029
Gain on sale of facilities	—	—	—	(11,539)
Total operating expenses	94,249	39,839	221,201	110,742
Operating (loss) income	(23,394)	(1,902)	(36,794)	7,909
Interest income	156	256	603	786
Interest expense	(764)	—	(1,288)	—
Other expense, net	(146)	(165)	(1,338)	(814)
(Loss) income before income taxes	(24,148)	(1,811)	(38,817)	7,881
Provision for income taxes	910	409	2,262	1,392
Net (loss) income	$(25,058)	$(2,220)	$(41,079)	$6,489
Basic and diluted net (loss) income per share:
Net (loss) income per share - basic	$(0.26)	$(0.02)	$(0.43)	$0.07
Net (loss) income per share - diluted	$(0.26)	$(0.02)	$(0.43)	$0.07
Shares used in per share calculation - basic	96,069	92,968	95,116	94,069
Shares used in per share calculation - diluted	96,069	92,968	95,116	95,094

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	March 31, 2014	March 31, 2013

Net cash (used in) provided by operating activities	$(30,617)	$7,003
Cash flows from investing activities:
Capital expenditures	(17,384)	(4,422)
Acquisition, net of cash acquired	(180,000)	—
Purchases of investments	(9,045)	(40,113)
Proceeds from maturities of investments and marketable securities	26,722	13,867
Proceeds from sales of investments and marketable securities	56,594	12,478
Purchases of intangible assets	—	(335)
Proceeds from sales of facilities	—	42,659
Net cash (used in) provided by investing activities	(123,113)	24,134
Cash flows from financing activities:
Borrowings under Revolving Facility	59,000	—
Borrowings under Term Loan	65,000	—
Repayment of Term Loan	(1,625)	—
Proceeds from issuance of common stock	6,296	2,539
Repurchase of common stock	—	(10,973)
Net cash provided by (used in) financing activities	128,671	(8,434)

Foreign currency effect on cash	611	293
Net (decrease) increase in cash and cash equivalents	(24,448)	22,996
Cash and cash equivalents at beginning of period	95,803	54,596
Cash and cash equivalents at end of period	$71,355	$77,592

Extreme Networks, Inc.
Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Extreme Networks uses non-GAAP measure of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, non-GAAP operating expenses and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. In this press release, Extreme Networks also presents its target for non-GAAP expenses, which is expenses less stock based compensation expense, acquisition and integration costs, purchase accounting adjustments, amortization of acquired intangibles, restructuring expenses and gains related to the sale of the Santa Clara campus.

Non-GAAP measures presented in this press release are not in accordance with or an alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition these, non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme Networks' results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Extreme Networks' results of operations in conjunction with the corresponding GAAP measures.

Extreme Networks believes that these non-GAAP measures when shown in conjunction with the corresponding GAAP measures enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Extreme Networks has historically reported certain non-GAAP results to investors, the Company believes that the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme Network's management uses financial statements that do not include stock-based compensation expense, acquisition and integration costs, purchase accounting adjustments, amortization of acquired intangibles, restructuring expenses and gains related to the sale of the Santa Clara campus. Extreme Networks' management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme Networks excludes the following items from one or more of its non-GAAP measures when applicable.

Stock based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its ESPP. Extreme Networks excludes stock based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to operating results. Extreme Networks expects to incur stock-based compensation expenses in future periods.

Acquisition and integration costs. Acquisition and integration costs primarily consist of legal and professional fees and other expenses related to the acquisition and integration of Enterasys Inc. Extreme Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Amortization of intangibles. Amortization of intangibles includes the monthly amortization expense of acquired intangible assets such as developed technology, customer relationships, trademarks and order backlog. The amortization of the developed technology intangible is recorded in product cost of goods sold, while the amortization for the other intangibles are recorded in operating expenses. Extreme Networks excludes these non-cash expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business.

Purchase accounting adjustments relating to inventory and deferred revenue. Purchase accounting adjustments consists of adjustments to the carrying value of deferred revenue and the step up of the carrying value for finished goods inventory. We have recorded adjustments to the assumed deferred revenue to reflect only a fulfillment margin and thereby excluding the profit margin and revenue which would have been incurred had Extreme Networks entered into the service contract post-acquisition. The carrying value of the finished goods inventories acquired was adjusted to reflect only a selling profit margin that a market participant would incur to fulfill an order. However, we have excluded the step up adjustment since we believe it is not reflective of the normal profit margin we expect on similar types of transactions with 3rd party customers.

Restructuring expenses. Restructuring expenses primarily consist of cash severance and termination benefits. Extreme Networks excludes restructuring expenses since they result from events that often occur outside of the ordinary course of continuing operations. Extreme Networks expects to incur restructuring expenses in future periods.

Gains related to the sale of facilities. The one-time net gain related to the sale of the Santa Clara campus consists of the gross proceeds of the sale less the expenses directly related to the sale such as commissions, closing costs and legal fees. Extreme Networks excludes this gain because it is a one-time event and does not believe that the gain is reflective of ongoing operations.

In addition to the non-GAAP measures discussed above, Extreme Networks also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchase of property and equipment. Extreme Networks considers free cash flows to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Extreme Networks business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash slows as a measure of financial performance is that it does not represent the total increases or decrease in the Company's cash balance for the period.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Revenue	Three Months Ended		Nine Months Ended
	March 31, 2014	March 31, 2013	March 31, 2014	March 31, 2013

Revenue - GAAP Basis	$141,762	$68,203	$364,261	$219,881
Adjustments:
Purchase accounting adjustments	$1,912	$—	$3,676	$—
Revenue - Non-GAAP Basis	$143,674	$68,203	$367,937	$219,881

Non-GAAP Gross Margin	Three Months Ended		Nine Months Ended
	March 31, 2014	March 31, 2013	March 31, 2014	March 31, 2013

Gross profit - GAAP Basis	$70,855	$37,937	$184,407	$118,651
Gross margin - GAAP Basis percentage	50%	55.6%	50.6%	54.0%
Adjustments:
Stock based compensation expense	$688	$179	$1,190	$717
Purchase accounting adjustments	$3,803	$—	$14,803	$—
Amortization of intangibles	$4,042	$—	$6,736	$—
Gross profit - Non-GAAP Basis	$79,388	$38,116	$207,136	$119,368
Gross margin - Non-GAAP Basis percentage	55.3%	55.9%	56.3%	54.3%

Non-GAAP Operating Income	Three Months Ended		Nine Months Ended
	March 31, 2014	March 31, 2013	March 31, 2014	March 31, 2013

GAAP operating (loss) income	$(23,394)	$(1,902)	$(36,794)	$7,909
GAAP operating (loss) income percentage	(16.5)%	(2.8)%	(10.1)%	3.6%
Adjustments:
Stock based compensation expense	$4,841	$1,841	$9,874	$5,625
Acquisition and integration costs	$6,443	$—	$18,826	$—
Restructuring (credit) charge, net of reversal	$(6)	$1,076	$499	$6,242
Amortization of intangibles	$11,708	$—	$18,180	$—
Purchase accounting adjustments	$3,803	$—	$14,803	$—
Litigation settlement (income) expense	$(100)	$2,618	$(100)	$2,197
Gain of sale of facilities	$—	$—	$—	$(11,539)
Total adjustments to GAAP operating income	$26,689	$5,535	$62,082	$2,525
Non-GAAP operating income	$3,295	$3,633	$25,288	$10,434
Non-GAAP operating income percentage	2.3%	5.3%	6.9%	4.7%

Non-GAAP Net Income	Three Months Ended		Nine Months Ended
	March 31, 2014	March 31, 2013	March 31, 2014	March 31, 2013

GAAP net (loss) income	$(25,058)	$(2,220)	$(41,079)	$6,489
Adjustments:
Stock based compensation expense	$4,841	$1,841	$9,874	$5,625
Acquisition and integration costs	$6,443	$—	$18,826	$—
Restructuring (credit) charge, net of reversal	$(6)	$1,076	$499	$6,242
Amortization of intangibles	$11,708	$—	$18,180	$—
Purchase accounting adjustments	$3,803	$—	$14,803	$—
Litigation settlement (income) expense	$(100)	$2,618	$(100)	$2,197
Gain of sale of facilities	$—	$—	$—	$(11,539)
Currency loss from closing of a foreign subsidiary	$—	$—	$—	$465
Total adjustments to GAAP net income	$26,689	$5,535	$62,082	$2,990
Non-GAAP net income	$1,631	$3,315	$21,003	$9,479

Earnings per share
Non-GAAP diluted net income per share	$0.02	$0.04	$0.21	$0.10
Shares used in diluted net income per share calculation	99,512	94,600	97,853	95,094

Free Cash Flow	Three Months Ended		Nine Months Ended
	March 31, 2014	March 31, 2013	March 31, 2014	March 31, 2013

Cash flow used in operations	$(25,747)	$(1,075)	$(30,617)	$7,003
Add: PP&E CapEx spending	(4,822)	(1,396)	(17,384)	(4,422)
Total free cash flow	$(30,569)	$(2,471)	$(48,001)	$2,581